UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

SAND HILL IT SECURITY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road

Building 1, Suite 240

Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 926-7022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Amendment No. 4 (the “Amendment”) to the Registration Statement on Form S-4 related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 26, 2005, as amended, by and among Sand Hill IT Security Acquisition Corp. (the “Company”), St. Bernard Software, Inc. (“St. Bernard”) and Sand Hill Merger Corp., the Company, in consultation with its independent registered accounting firm, Hein & Associates LLP (“Hein”), determined that it needed to reclassify certain amounts in its financial statements to report the warrants issued as part of the units in the Company’s initial public offering as a liability. This issue arose as a result of a comment received from the Securities and Exchange Commission in connection with the preparation of the Amendment and Hein based its conclusions upon recent interpretations of the accounting for warrants issued as part of units under Emerging Issues Task Force (“EITF”) No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”).

Under EITF No. 00-19, the fair value of the warrants issued as part of the units sold in the Company’s initial public offering should be reported as a liability. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to if a penalty is to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, registration of the issuance of the common stock underlying the warrants is not within the Company’s control. As a result, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires the Company to record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through its statement of operations. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability at July 30, 2004 (date of issuance), December 31, 2004, December 31, 2005 and March 31, 2006 was $5,343,000, $5,343,000, $6,419,820 and $7,315,800, respectively. The fair value of the warrants was determined by the trading value of the securities on the last day of each period. Amounts reported as warrant liability expense in the accompanying statement of operations resulting from the change in valuation of the warrant liability was $0, $1,076,820 and $895,980 for 2004, 2005 and the quarterly period ended March 31, 2006, respectively. The Company had previously issued financial statements which did not present the warrant liability. Accordingly, the financial statements contained within the Company’s Form 10-QSB for the period ended March 31, 2006, Form 10-KSB for the fiscal year ended December 31, 2005, Form 10-QSB for the period ended September 30, 2005, Form 10-QSB for the period ended June 30, 2005, Form 10-QSB for the period ended March 31, 2005, Form 10-KSB for the fiscal year ended December 31, 2004 and Form 10-QSB for the period ended September 30, 2004 should no longer be relied upon.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its financial statements for such periods. The restated consolidated financial statements were included in the Form 10-QSB/A for the period ended March 31, 2006 and its Financial Statements on Form 10-KSB/A for the period ended December 31, 2005. The Company has filed amended reports on Form 10-QSB/A and Form 10-KSB/A with respect to the restatement.

Company management has discussed the matters disclosed in this Current Report on Form 8-K/A with its independent registered public accounting firm, Hein & Associates, LLP.

Attached hereto as Exhibit 99.1, is a letter from the Company’s independent registered public accounting firm, Hein & Associates, LLP, in accordance with the requirements of Item 4.02(c) of Form 8-K.

Item 8.01	Other Events.

On June 26, 2006, the Company announced that on June 23, 2006, the Securities and Exchange Commission declared effective the Registration Statement on Form S-4 regarding the Merger Agreement. The merger is subject to the approval of Sand Hill stockholders and to certain other conditions that are described in the proxy statement/prospectus. The Company also announced that the record date for Sand Hill is June 29, 2006, the proxy statement will be mailed to Sand Hill stockholders on or about July 6, 2006 and the special meeting to approve the merger will be held on July 26, 2006. A copy of the press release announcing the effectiveness of the Registration Statement, the record date and the special meeting date is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
99.1	Letter from Hein & Associates, LLP, dated June 27, 2006
99.2	Press Release dated June 26, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAND HILL IT SECURITY ACQUISITION CORP.

Date: June 27, 2006	By: /s/ Humphrey P. Polanen
	Name:	Humphrey P. Polanen
	Title:	Chief Executive Officer

5